UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2019

Strategic Storage Growth Trust, Inc.

(SST II Growth Acquisition, LLC as successor by merger to Strategic Storage Growth Trust, Inc.)

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55616

Maryland	46-2335760
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01.	Completion of Acquisition or Disposition of Assets

Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among Strategic Storage Growth Trust, Inc., a Maryland corporation (the “Registrant”), SS Growth Operating Partnership, L.P., a Delaware limited partnership (“SSGT OP”), Strategic Storage Trust II, Inc., a Maryland corporation (“SST II”), Strategic Storage Operating Partnership II, L.P., a Delaware limited partnership (“SST II OP”), and SST II Growth Acquisition, LLC, a Maryland limited liability company (“Merger Sub”).

Pursuant to the terms and conditions set forth in the Merger Agreement, on January 24, 2019: (i) SST II acquired the Registrant by way of a merger of the Registrant with and into Merger Sub, with Merger Sub being the surviving entity (the “REIT Merger”); and (ii) immediately after the REIT Merger, SSGT OP merged with and into SST II OP, with SST II OP continuing as the surviving entity and a subsidiary of SST II (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”).

At the effective time of the REIT Merger (the “REIT Merger Effective Time”), each share of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), outstanding immediately prior to the REIT Merger Effective Time (other than shares owned by the Registrant and its subsidiaries or SST II and its subsidiaries) was automatically converted into the right to receive an amount in cash equal to $12.00, without interest and less any applicable withholding taxes (the “Merger Consideration”). Immediately prior to the REIT Merger Effective Time, all shares of Common Stock that were subject to vesting and other restrictions also became fully vested and converted into the right to receive the Merger Consideration upon the REIT Merger. The Merger Consideration is expected to be paid to the Registrant’s stockholders within 10 business days of the closing of the Mergers.

At the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each outstanding unit of partnership interest in SSGT OP (“OP Units”) was converted automatically into 1.127 units of partnership interest in SST II OP (the “Partnership Merger Consideration”).

The description of the REIT Merger, the Partnership Merger and the Merger Agreement contained in this Item 2.01 is a summary and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on October 2, 2018, and is incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in Item 2.01 is incorporated by reference into this Item 3.03.

Upon the REIT Merger Effective Time, each holder of shares of Common Stock issued and outstanding immediately prior to the REIT Merger Effective Time ceased to have any rights as a stockholder of the Registrant (other than the right of the holders of Common Stock to receive the Merger Consideration).

Upon the Partnership Merger Effective Time, each holder of OP Units issued and outstanding immediately prior to the Partnership Merger Effective Time ceased to have any rights as a holder of OP Units (other than the right of the holders of OP Units to receive the Partnership Merger Consideration).

Item 5.01.	Change in Control of Registrant

The information set forth in Item 2.01 is incorporated by reference into this Item 5.01.

As a result of the completion of the REIT Merger, a change in control of the Registrant occurred, and Merger Sub, as successor by merger to the Registrant, continued as a subsidiary of SST II. As a result of the completion of the Partnership Merger, a change in control of SSGT OP occurred, and SST II OP, as the surviving entity in the Partnership Merger, continued as a subsidiary of SST II.

Forward-Looking Statements

Statements about the expected timing of certain events and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. In addition, the forward-looking statements represent the Registrant’s views as of the date on which such statements were made. The Registrant anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing the Registrant’s views as of any date subsequent to the date hereof. The Registrant expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SST II GROWTH ACQUISITION, LLC, as successor by merger to Strategic Storage Growth Trust, Inc.

Date: January 24, 2019	By:	Strategic Storage Trust II, Inc., its Manager

		By:	/s/ H. Michael Schwartz
H. Michael Schwartz Chief Executive Officer